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                                                                   EXHIBIT 10.14

                     FORM OF MANUFACTURER BENEFITS AGREEMENT

         THIS MANUFACTURER BENEFITS AGREEMENT (this "Agreement") is made effective as of the March 1, 2002, by and between PINNACLE AIRLINES, INC., a Georgia corporation formerly known as Express Airlines I, Inc. ("Pinnacle Airlines"), and NORTHWEST AIRLINES, INC., a Minnesota corporation ("Northwest");

                                   WITNESSETH:

         WHEREAS, Pinnacle Airlines and Northwest have entered into an Airline Services Agreement, dated as of the date hereof (the "Airline Services Agreement"); and

         WHEREAS, in connection with the performance by Pinnacle Airlines of its obligations under the Airline Services Agreement, Northwest has agreed to make certain benefits under the Manufacturer Agreements (as hereinafter defined) available to Pinnacle Airlines on the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Northwest and Pinnacle Airlines do hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Terms for which meanings are provided in the Airline Services Agreement are used in this Agreement with such meanings. In addition, for purposes of this Agreement, the following terms shall have the meanings set forth below:

         BOMBARDIER means Bombardier Inc., a Canadian corporation.

         GE means General Electric Company, a New York corporation.

         MANUFACTURER AGREEMENTS means the 1999 Purchase Agreement, the 2001 Purchase Agreement, the 1999 GTA and the 2001 GTA.

         MANUFACTURER BENEFITS is defined in Section 2.01 hereof.

         1999 GTA means that certain General Terms Agreement (Contract No. CF34-0798-057), dated as of February 19, 1999, between GE and Northwest, together with all amendments and other modifications thereafter from time to time made thereto.
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         1999 PURCHASE AGREEMENT means that certain Purchase Agreement PA-0427, dated February 12, 1999, between Bombardier and Northwest (including all letter agreements executed in connection therewith), together with all amendments and other modifications thereafter from time to time made thereto.

         2001 GTA means that certain General Terms Agreement (Contract No. CF34-0798-057-A), dated as of July 6, 2001, between GE and Northwest, together with all amendments and other modifications thereafter from time to time made thereto.

         2001 PURCHASE AGREEMENT means that certain Purchase Agreement PA-0498, dated July 6, 2001, between Bombardier and Northwest (including all letter agreements executed in connection therewith), together with all amendments and other modifications thereafter from time to time made thereto.

                                   ARTICLE II

                              MANUFACTURER BENEFITS

         Section 2.01. MANUFACTURER BENEFITS. In order to permit Pinnacle Airlines to perform its obligations under the Airline Services Agreement, Northwest agrees to make available to Pinnacle Airlines certain benefits provided to Northwest under the Manufacturer Agreements and described below (the "Manufacturer Benefits"):

                  (a) Article 1.0 of Letter Agreement No. 08A to the 1999 Purchase Agreement and Article 1.0 of Letter Agreement No. 15 to the 2001 Purchase Agreement (in each case solely to the extent applicable to the Aircraft);

                  (b) all aircraft warranty and service life policy benefits under (i) Annex B to Schedule III to the 1999 Purchase Agreement as modified by Letter Agreement No. 12 to the 1999 Purchase Agreement and
         (ii) Annex B to Schedule III to the 2001 Purchase Agreement as modified by Letter Agreement No. 11 and Letter Agreement No. 17 to the 2001 Letter Agreement (in each case solely to the extent applicable to the Aircraft);

                  (c) Letter Agreement No. 6 to the 1999 Purchase Agreement and Letter Agreement No. 22 to the 2001 Purchase Agreement (in each case solely to the extent applicable to the Aircraft);

                  (d) all Bombardier vendor warranties and price caps (in each case solely to the extent applicable to the Aircraft);

                  (e) Letter Agreement No. 10 and Letter Agreement No. 20 to the 2001 Purchase Agreement (in each case solely to the extent applicable to the Aircraft);


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                  (f) Letter Agreement No. 8 and Letter Agreement No. 9 to the
         2001 Purchase Agreement (in each case solely to the extent applicable to the Aircraft);

                  (g) Letter Agreement No. 13 to the 1999 Purchase Agreement and Letter Agreement Nos. 18, 21 and 25 to the 2001 Purchase Agreement (in each case solely to the extent applicable to the Aircraft);

                  (h) such proportion of the (i) technical documents, (ii) man-months of on-site manufacturer representatives and (iii) training services made available to Northwest under the Manufacturer Agreements as Northwest may from time to time determine taking into account the experience level of Pinnacle Airlines as well as the requirements of actual or potential additional operators of aircraft purchased by Northwest under the 1999 Purchase Agreement and the 2001 Purchase Agreement;

                  (i) Articles 10.1 and 10.2 of Letter Agreement No. 8A to the 1999 Purchase Agreement and Articles 4.1 and 4.2 of Letter Agreement No. 15 to the 2001 Purchase Agreement (in each case solely to the extent of spare parts purchased by Pinnacle Airlines which are subject to such Letter Agreements);

                  (j) Article 10.4 of Letter Agreement No. 8A to the 1999 Purchase Agreement and Article 4.4 of Letter Agreement No. 15 to the 2001 Purchase Agreement (in each case solely to the extent of insurance parts leased to Pinnacle Airlines pursuant to such Letter Agreements);

                  (k) such number of initial provisioning shipments free of customs and shipping charges pursuant to Article 3.0 of Letter Agreement No. 8A to the 1999 Purchase Agreement and Article 2.0 of Letter Agreement No. 15 to the 2001 Purchase Agreement as Northwest may determine in its sole discretion;

                  (l) Article 2 of Annex A to Schedule III to the 1999 Purchase Agreement, as modified by Articles 6.0, 7.0 and 8.0 of Letter Agreement No. 8A to the 1999 Purchase Agreement and Article 2 of Annex A to
         Schedule III to the 2001 Purchase Agreement as modified by Articles 5.0, 6.0 and 7.0 of Letter Agreement No. 15 to the 2001 Purchase Agreement (in each case solely to the extent applicable to spare parts for the Aircraft purchased by Pinnacle Airlines pursuant to such provisions);

                  (m) Letter Agreement No. 16 to the 2001 Agreement (subject to
         Section 2.03);

                  (n) Article 1.3 of Annex A to Schedule III to the 1999 Purchase Agreement and Article 1.3 of Annex A to Schedule III to the 2001 Purchase Agreement;

                  (o) the 15% discount set forth in Paragraph III.B of Exhibit G to each of the 1999 GTA and the 2001 GTA (in each case solely to the extent applicable to spare parts purchased by Pinnacle Airlines for the Aircraft);


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                  (p) Paragraph III.C of Exhibit G to each of the 1999 GTA and the 2001 GTA (in each case solely to the extent applicable to spare parts purchased by Pinnacle Airlines for the Aircraft);

                  (q) Paragraph III.E of Exhibit G to each of the 1999 GTA and the 2001 GTA, provided that Northwest may allocate the use of lease engines provided by GE pursuant to such provisions among Pinnacle Airlines and one or more other operators of aircraft purchased by Northwest pursuant to the 1999 Purchase Agreement and the 2001 Purchase Agreement in such manner as Northwest may determine in its sole discretion;

                  (r) Paragraphs III.F, III.G, III.I and (subject to Section 2.03) III.J of Exhibit G to the 1999 GTA and Paragraphs III.F, III.G, III.H (subject to Section 2.03) and III.I of, and Attachment 2 to, the 2001 GTA (in each case solely to the extent applicable to engines (or parts installed on engines) leased or subleased by Northwest to Pinnacle Airlines for use in connection with the Aircraft);

                  (s) Paragraph I of Exhibit E to each of the 1999 GTA and the 2001 GTA;

                  (t) Exhibit B to the 1999 GTA as modified by Paragraph III.D of Exhibit G to the 1999 GTA and Exhibit B to the 2001 GTA as modified by Paragraph III.D of Exhibit G to the 2001 GTA (in each case solely to the extent applicable to engines (or parts installed on engines) leased or subleased by Northwest to Pinnacle Airlines for use in connection with the Aircraft);

                  (u) the 1.0% discount in Exhibit C to the 2001 GTA (subject to
         Section 2.03 and in any event solely to the extent applicable to engines (or parts installed on engines) leased or subleased by Northwest to Pinnacle Airlines for use in connection with the Aircraft); and

                  (v) Exhibit D to each of the 1999 GTA and the 2001 GTA (in each case solely to the extent applicable to engines leased or subleased by Northwest to Pinnacle Airlines for use in connection with the Aircraft).

         Section 2.02. PINNACLE AIRLINES CO-OPERATION. Pinnacle Airlines agrees that it will (i) except as otherwise agreed by Northwest, perform all record-keeping and data gathering and maintenance functions required under the Manufacturer Agreements in connection with the Manufacturer Benefits, (ii) perform all Aircraft maintenance and other tasks required under the Manufacturer Agreements with respect to the Manufacturer Benefits and (iii) subject to Aircraft scheduling requirements imposed by Northwest, operate the Aircraft in a manner consistent with the operating assumptions set forth in the Manufacturer Agreements with respect to the Manufacturer Benefits, in each case so as to maximize the availability and amount of the Manufacturer Benefits.

         Section 2.03. NORTHWEST ALLOCATION. Notwithstanding anything to the contrary set forth in Sections 2.01 and 2.02, in the event Northwest is entitled to receive any cash payment


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and/or credit against the purchase of goods and services under the Manufacturer
Agreements attributable in whole or in part to any of the Manufacturer Benefits (excluding replacement parts furnished under warranty), Northwest may (i) retain such cash payment and/or credit for its own account, (ii) provide such cash payment and/or credit to Pinnacle Airlines or (iii) allocate such cash payment and/or credit among itself, Pinnacle Airlines and one or more other operators of aircraft purchased by Northwest under the 1999 Purchase Agreement or the 2001 Purchase Agreement, all in such manner as Northwest may from time to time determine in its sole discretion.

                                   ARTICLE III

                              TERM AND TERMINATION

         Section 3.01 TERM. This Agreement shall commence on and shall be effective as of March 1, 2002 (the "Effective Date") and, unless earlier terminated as provided herein, shall continue in effect until February 29, 2012 and shall thereafter automatically be extended for successive five (5) year renewal periods (each a "Renewal Term") unless (i) Northwest gives not less than two years' advance notice of non-renewal prior to February 29, 2012 or the commencement of any Renewal Term, in which case the Agreement will terminate on February 29, 2012 or the last day of the then applicable Renewal Term, as the case may be.

         Section 3.02 TERMINATION BY EITHER PARTY UPON BREACH. (a) In the event of a breach of a nonmonetary provision of this Agreement by either party remaining uncured for more than thirty (30) days after receipt of written notification of such default by the nondefaulting party (or, in the case of a breach requiring more than thirty (30) days notice to cure, in the event the defaulting party does not begin and pursue with due diligence a method of cure within thirty (30) days after receipt of written notification specifying in reasonable detail the nature of such default from the nondefaulting party), then the nondefaulting party may terminate this Agreement at its sole option.

                  (b) In the event of a breach of a monetary provision of this Agreement by either party and such default remaining uncured for more than thirty (30) days after receipt of written notification specifying in reasonable detail the nature of such default from the nondefaulting party, then the nondefaulting party may terminate this Agreement at its sole option.

         Section 3.03 TERMINATION BY NORTHWEST. Notwithstanding the provisions of SECTION 3.02, Northwest shall have the right to terminate this Agreement immediately and at its sole option if:

                  (a) a Pinnacle Change of Control (as defined in the Airline Services Agreement) shall occur; or

                  (b) the Airline Services Agreement is terminated.


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                                   ARTICLE IV

                                  MISCELLANEOUS

         Section 4.01 LIMITATION ON PERFORMANCE. The obligation of either Northwest or Pinnacle Airlines to perform under the terms of this Agreement shall be limited or modified by, and neither party shall be deemed to be in default hereunder as a result of any of the following causes:

                  (a) acts of God or the public enemy, civil war, insurrections or riots; fires, floods, explosions, embargoes, earthquakes or serious accidents, epidemics, or quarantine restrictions; any act of government, governmental priorities, allocations, orders or Governmental Regulations affecting materials or facilities, inability after due and timely diligence to procure materials, accessories, equipment or parts; or any other cause to the extent it is beyond that party's practical control and not occasioned by that party's fault or negligence; or

                  (b) cessation, slow-down or interruption of work, or any other labor disturbance involving Northwest.

         Section 4.02 MUTUAL COOPERATION. Northwest and Pinnacle Airlines shall use their reasonable best efforts to cooperate with each other in performing their respective obligations under this Agreement.

         Section 4.03 REPRESENTATIONS AND WARRANTIES. Except as expressly set forth herein, neither Northwest nor Pinnacle Airlines shall make any representations or warranties, expressed or implied, under or in connection with this Agreement.

         Section 4.04 ASSIGNMENT. This Agreement may not be assigned by any party without the prior written consent of the other parties.

         Section 4.05 GOVERNING LAW. This Agreement shall be governed in accordance with the laws of the State of Minnesota, notwithstanding the choice of law provisions thereof.

         Section 4.06 NOTICES. All notices given hereunder shall be given in writing and shall be delivered in person or deposited in the United States mail, certified or registered mail, return receipt requested, with adequate postage prepaid, or given by express courier, telex, facsimile, or other expedient written means, addressed as follows:

         If to Northwest:          Northwest Airlines, Inc.
                                   Department A6100
                                   2700 Lone Oak Parkway
                                   Eagan, Minnesota 55121
                                   Attn: Vice President - Market Planning
                                   Facsimile No: (612) 727-7113


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         With copies to:           Northwest Airlines, Inc.
                                   Department A1180
                                   2700 Lone Oak Parkway
                                   Eagan, Minnesota 55121
                                   Attn: General Counsel
                                   Facsimile No: (612) 726-7123


                                   Northwest Airlines, Inc.
                                   Department A6030
                                   2700 Lone Oak Parkway
                                   Eagan, MN 55121
                                   Attn: Director of Airlink Planning
                                   Facsimile No: (612) 727-7110

         If to Pinnacle Airlines:  Pinnacle Airlines, Inc.
                                   1689 Nonconnah Parkway
                                   Suite 111
                                   Attn: Vice President and Chief
                                         Financial Officer
                                   Facsimile No: (901) 348-4103

or to such other address as either party hereto shall designate by notice in writing to the other party. Notices shall be deemed received and given on the date of delivery or the date of refusal of delivery as shown by the return receipt.

         Section 4.07 PARTIES. Subject to Section 4.04, this Agreement, and the rights and obligations created hereunder, shall be binding upon and inure to the benefit of the respective parties hereto and their respective successors and permitted assigns.

         Section 4.08 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one agreement.

         Section 4.09 SEVERABILITY. If any term of this Agreement shall be judicially determined to be illegal, invalid or unenforceable at law or in equity, it shall be deemed to be void and of no force and effect to the extent necessary to bring such term within the provisions of any such applicable law or laws, and such terms as so modified and the balance of the terms of this Agreement shall remain enforceable.

         Section 4.10 CAPTIONS AND SECTION HEADINGS. Captions and section headings used herein are for convenience only and are not a part of this Agreement and shall not be used in construing it.


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         Section 4.11 AVAILABILITY OF EQUITABLE REMEDIES; PROCEDURES.

                  (a) In the event of a breach by either party of any provision of this Agreement, the nonbreaching party may give notice thereof to the breaching party, which notice shall specify in reasonable detail the nature of the breach and shall demand that the breaching party either cure the breach or refrain from conduct constituting the breach (herein the "conduct"), as may be applicable. If (i) the breaching party has not cured the breach or refrained from the conduct, as may be applicable, within ten (10) days following receipt of the notice from the nonbreaching party, or (ii) the breaching party does not begin within ten (10) days following receipt of the notice to pursue with reasonable diligence a method of cure or begin to take steps toward ceasing the conduct where the breach or conduct is such that it requires more than ten (10) days to cure or to cease, as may be applicable, then the nonbreaching party may seek to compel performance by the breaching party in accordance with the provisions of Section 4.11(b). If, upon receiving a notice contemplated by this paragraph (a), a breaching party believes that a breach has not occurred or that the conduct specified in the notice does not constitute a breach of the provisions of this Agreement, but the breaching party nonetheless cures the alleged breach or refrains from the conduct within ten (10) days following receipt of such notice, such party may thereafter proceed in accordance with the provisions of Section 4.11(b) below to seek a determination of whether a breach occurred or whether the specified conduct constituted a breach of the provisions of this Agreement.

                  (b) Because a breach of the provisions of this Agreement could not adequately be compensated by money damages, any party shall be entitled, following notification in accordance with the provisions of Section 4.11(a), to an injunction restraining such breach or threatened breach and to specific performance of any provision of this Agreement and, in either case, no bond or other security shall be required in connection therewith, and the parties hereby consent to the issuance of such injunction and to the ordering of specific performance. Further, in the event any party refrains from the conduct of any activity alleged in a notice received pursuant to Section 4.11(a) above to constitute a breach of the provisions of this Agreement, such party may thereafter proceed promptly to bring an action in the District Court, County of Hennepin, State of Minnesota, for an expedited judicial determination as to whether the conduct specified constitutes a breach of the provisions of this Agreement and, upon a determination that the conduct does not constitute a breach, such party may promptly thereafter recommence such conduct.

         Section 4.12 INTEGRATION AND ENTIRE AGREEMENT. This Agreement is intended by the parties as a complete statement of the entire agreement and understanding of the parties with respect to the subject matter hereof and all matters between the parties related to the subject matter herein set forth. This Agreement may only be amended or modified by a written agreement between Pinnacle Airlines, on the one hand, and Northwest, on the other, which specifically references this Agreement and expressly provides for such amendment.

         Section 4.13 RELATIONSHIP OF PARTIES. Nothing in this Agreement shall be interpreted or construed as establishing between the parties a partnership, joint venture or other similar arrangement.


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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

PINNACLE AIRLINES, INC.                       NORTHWEST AIRLINES, INC.


By:                                           By:
   ----------------------------                  ----------------------------
   Name:                                         Name:

   ----------------------------                  ----------------------------
   Title:                                        Title:


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